June 30, 2014	Monthly Insight The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years (pa)	5 Years (pa)	10 Years (pa)	Since Inception
NAV (%)	3.61	5.91	3.52	20.29	2.32	11.86	15.25	11.00
Market price (%)	4.08	6.33	1.73	22.85	1.37	10.94	12.16	10.00
Benchmark (%)	3.16	7.69	4.14	17.77	4.01	9.26	10.38	N/A

Performance History	2013	2012	2011	2010	2009	2008	2007	2006
NAV (%)	17.03	12.07	-24.37	27.25	72.82	-46.95	86.20	57.10
Market price (%)	11.48	20.46	-27.51	23.60	72.19	-40.65	50.24	65.67
Benchmark (%)	7.25	22.65	-18.36	13.60	67.12	-49.37	37.97	39.50

Source : State Street Bank and Trust Company. Source for index data: MSCI as at Jun 30, 2014. Total investment returns are historical and do not guarantee future results. Total investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted.

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source : State Street Bank and Trust Company as at Jun 30, 2014.	* China includes A-shares (0.0%), A-share equity linked securities (8.0%), B-shares (0.0%), H-shares (20.7%) and Red-chips (10.6%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%
China Minsheng Banking Corp., Ltd.	Financials	5.3
Beijing Enterprises Holdings, Ltd.	Industrials	4.3
Hutchison Whampoa, Ltd.	Industrials	3.6
Taiwan Semiconductor Manufacturing Co., Ltd.	Information Technology	3.5
Li & Fung, Ltd.	Consumer Discretionary	3.4
Delta Electronics, Inc.	Information Technology	3.4
PetroChina Co., Ltd.	Energy	3.2
Tencent Holdings, Ltd.	Information Technology	3.0
Tong Hsing Electronic Industries, Ltd.	Information Technology	3.0
Hong Kong Exchanges and Clearing, Ltd.	Financials	2.9
Total		35.6

Source: State Street Bank and Trust Company as at June 30, 2014.

Fund Details

NAV	$23.85
Market price	$21.17
Premium/Discount	-11.24%
Market cap	US$331.99m
Shares outstanding	15,682,029
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	Allianz Global Investors U.S. LLC

Source: State Street Bank and Trust Company as at June 30, 2014.

Distribution History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/ Share	Income	Long-term Capital	Short-term Capital
13 Dec 2013	19 Dec 2013	23 Dec 2013	27 Dec 2013	3.3140	0.4387	2.8753	0.0000
10 Dec 2012	20 Dec 2012	24 Dec 2012	28 Dec 2012	3.2517	0.3473	2.9044	0.0000
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.9964	0.1742	2.8222	0.0000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.2742	0.3746	1.8996	0.0000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.2557	0.2557	0.0000	0.0000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.8174	0.4813	5.3361	0.0000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.1200	0.2800	9.0000	2.8400
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.0117	0.2996	2.7309	0.9812
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.5119	0.2172	2.2947	0.0000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.5701	0.1963	3.2664	0.1074

Source : State Street Bank and Trust Company as at December 31,2013. Dividend/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund, Inc. (CHN)

The China Fund Inc. NAV Performance of USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at June 30, 2014.

The China Fund Inc. Premium / Discount

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at June 30, 2014.

The China Fund, Inc. (CHN)

Manager’s Commentary

Market Review

Chinese equity markets held up relatively well in June although the trading volume was light. The announcement that A- Shares would not be included in the MSCI Emerging Markets Index in 2015 did not have a great deal of impact on the equity markets. Economic data for the month was mixed, Chinese property prices showed the first month-on-month decline in two years based on average home prices over 70 cities. However, the HSBC China Flash Purchasing Managers' Index ("PMI") rebounded to a year-to-date high of 50.8; improvement was broad-based with both domestic orders and external demand sub-indices in expansionary territory, thanks to mini-stimulus packages taking effect. This suggests that the economy has stabilized albeit against the headwinds from a slowdown in the property market. The share price of Macau gaming stocks bounced late of the month and news on the Hong Kong property market remained encouraging with regards to transactions in both the primary and secondary markets.

In Taiwan, upbeat economic news cheered the equity market, data was solid across most indicators including exports, industrial production, corporate capitalization and domestic consumptions. With the overall recovery, the Taiwanese TAIEX index reached a new high since year 2008. While technology stocks continued to show strong momentum, non-tech sectors, in particular those companies with their factories in Vietnam, were adversely affected by the political tension within the region.

Fund Review

The Fund outperformed its benchmark - MSCI Global Dragon for the month. Stock selection in industrials contributed the most in terms of relative returns, while stock selection in consumer discretionary detracted the most. Two of the top contributors for the month were Beijing Enterprise, an integrated public utilities company in China and Largan Precision, an optical lens and optoelectronic components manufacturer in Taiwan. While there was no specific or material news on Beijing Enterprise during the month, the share price of Largan Precision was supported by strong demand for its optical lenses from Chinese smartphone vendors. Conversely, the top detractor was Merida industry, a Taiwanese bike manufacturing company. The share price dropped a moderate 4.4% (in US dollar terms). However, given the Fund's overweight in the company, the underperformance hurt the Fund's relative performance.

Key Transaction

One of the key transactions for the month was an initiation in the exposure to Dongfeng Motor, one of the largest automobile manufacturers in China. Sales of their new models are expected to surprise on the upside. Dongfeng and their joint venture brands are likely to regain market share this year given various local brands are suffering from difficulties in product upgrade as well as price competition.

Outlook

With the latest PMI data showing a recovery in economic activity in China, along with improving global economic growth prospects, we would expect Chinese equities to recover in the short term. Selective policy easing including moderate credit loosening in targeted areas or regions also should underpin the China's economy and therefore help to boost investors' confidence. In addition, while H1/2014 earnings results are to be released over the next two months, it is likely to be a mixed bag. We expect share prices to remain relatively resilient in anticipation of an improvement in the earnings picture along with the stabilization of China's economy in H2/2014.

For Hong Kong equities, our focus will continue to be on companies that we believe will benefit from the pickup in global economic growth.

In Taiwan, we believe economic data, abundant liquidity and strong corporate earnings will continue to support the stock market. We expect companies with growth stories will outperform value plays over the period.

Source : Allianz Global Investors US LLC as at June 30, 2014.

The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares	Percentage of Net Assets
B57JY2909	China Minsheng Banking Corp., Ltd.	19,750,925	19,629,063	21,671,100	5.3
608169900	Beijing Enterprises Holdings, Ltd.	12,981,141	15,911,174	1,683,500	4.3
644806002	Hutchison Whampoa, Ltd.	10,763,479	13,322,388	975,000	3.6
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	8,470,505	13,197,384	3,115,000	3.5
628625907	Li & Fung, Ltd.	12,020,152	12,668,800	8,538,000	3.4
626073902	Delta Electronics, Inc.	5,764,359	12,551,159	1,723,000	3.4
622657906	PetroChina Co., Ltd.	9,815,518	12,068,684	9,564,000	3.2
BMMV2K903	Tencent Holdings Ltd	4,058,182	11,367,915	743,500	3.0
B1L8PB906	Tong Hsing Electronic Industries, Ltd.	9,584,674	11,145,656	2,067,000	3.0
626735906	Hong Kong Exchanges and Clearing, Ltd.	10,237,199	10,737,355	576,300	2.9
B3WH02907	Hermes Microvision, Inc.	7,867,215	10,676,033	269,000	2.9
637248907	MediaTek, Inc.	7,101,686	10,604,696	627,000	2.8
645166901	Largan Precision Co., Ltd.	3,937,557	9,405,854	118,000	2.5
B00G0S903	CNOOC, Ltd.	10,305,318	9,294,298	5,160,000	2.5
B01FLR903	Ping An Insurance (Group) Company of China, Ltd.	9,814,375	8,922,535	1,153,500	2.4
17313A533	Gree Electric Appliances, Inc. Access Product (expiration 01/16/15)	6,453,442	8,799,281	1,838,546	2.4
B1DYPZ905	China Merchants Bank Co., Ltd.	9,119,881	8,512,393	4,312,000	2.3
658444906	Merida Industry Co., Ltd.	7,537,957	8,355,550	1,260,000	2.2
671815900	Qingling Motors Co., Ltd.	8,718,221	8,183,219	28,960,000	2.2
635186901	Digital China Holdings, Ltd.	14,791,043	7,995,349	8,865,000	2.1
674347901	Semiconductor Manufacturing International Corp.	8,495,182	7,501,894	86,779,000	2.0
685992000	Sun Hung Kai Properties, Ltd.	7,349,177	7,234,920	527,000	1.9
663094902	China Everbright International, Ltd.	2,622,673	6,758,469	4,736,000	1.8
600245005	ASM Pacific Technology, Ltd.	6,711,400	6,716,035	614,900	1.8
B2R2ZC908	CSR Corp., Ltd.	6,594,509	6,621,119	8,802,000	1.8
620267906	Advantech Co., Ltd.	1,978,619	5,397,549	632,000	1.4
B58J1S907	Chailease Holding Co., Ltd.	5,196,680	5,362,489	2,132,000	1.4
B5M70F906	Primax Electronics, Ltd.	4,778,725	4,911,206	3,174,000	1.3
635415904	Epistar Corp.	4,361,736	4,490,857	1,812,000	1.2
ACI009HH0	China Suntien Green Energy Corp., Ltd.	4,612,718	4,157,026	12,785,000	1.1
B633D9904	Zhongsheng Group Holdings, Ltd.	3,919,603	3,866,302	2,996,500	1.0
B0PH5N900	Dongfeng Motor Group Co., Ltd.	3,527,820	3,775,214	2,108,000	1.0
17314W591	Jiangsu Hengrui Medicine Co., Ltd. Access Product (expiration 01/16/15)	3,554,120	3,752,630	696,350	1.0
99ZMCS903	Kweichow Moutai Co., Ltd. Access Product (expiration 10/26/15)	3,630,733	3,592,494	141,530	1.0
665157905	Comba Telecom Systems Holdings, Ltd.	7,615,377	3,567,862	11,150,000	1.0
913BMZ902	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 06/30/15)	3,600,309	3,465,011	541,933	0.9
ACI07WMD5	China International Travel Service Corp., Ltd. Access Product (expiration 08/25/15)	3,801,918	3,364,951	626,632	0.9
B45BF9907	Sanan Optoelectronics Co., Ltd. Access Product (expiration date 02/15/16)	3,541,260	3,319,849	871,809	0.9
B16NHT900	Shui On Land, Ltd.	4,771,127	3,212,266	13,172,500	0.9
B236JB905	Tiangong International Co., Ltd.	5,449,044	3,123,595	18,480,000	0.8
B688XD907	Beijing Jingneng Clean Energy Co., Ltd.	3,525,009	2,795,592	6,244,000	0.7
ACI0873X6	Shanghai Jahwa United Co., Ltd. Access Product (expiration 06/12/17)	2,654,660	2,740,816	460,100	0.7
B1G1QD902	Industrial & Commercial Bank of China, Ltd.	2,696,755	2,734,410	4,325,000	0.7
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910	2,339,238	47,710,000	0.6
42751U205	Hermes Microvision, Inc. GDR	1,368,073	1,860,288	46,900	0.5
B5SRR0900	Shanghai Jahwa United Co., Ltd. Access Product (expiration 01/16/15)	1,113,417	1,153,871	193,700	0.3
ACI0090H8	Zong Su Foods	15,000,034	0	2,677	0.0

Source: State Street Bank and Trust Company as at June 30, 2014.

The China Fund, Inc. (CHN)

Important Information

The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's websi te at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.